                                                                  EXHIBIT 99.1


              CARNIVAL CORPORATION ANNOUNCES PRE-CONDITIONAL OFFER
              ----------------------------------------------------

                          FOR P&O PRINCESS CRUISES PLC
                          ----------------------------

LONDON (12/16/01) - Carnival Corporation (NYSE:CCL) today announced the terms of a pre-conditional offer to acquire all of the outstanding shares of P&O Princess

Cruises PLC (NYSE: POC).



Under the terms of the pre-conditional offer, P&O Princess Cruises' shareholders would receive 200 pence in cash and 0.1361 Carnival shares for each P&O Princess

Cruises share. Based on the New York Stock Exchange closing price of a Carnival share of $27.30 on Dec. 14, 2001, the last business day prior to the date of the announcement of the offer, the value of the offer is approximately 456 pence per share, a premium of 44 percent to the closing middle market price of 317 pence per P&O Princess Cruises share on November 19, 2001, the last business day prior to the announcement of P&O Princess Cruises' proposed transaction with Royal

Caribbean Ltd. It represents a premium of 27 percent to the closing middle market price of 360 pence per P&O Princess Cruises share on Dec. 14, 2001, the last business day prior to Carnival's offer announcement.

                                     (more)

"We believe that our proposal is in the best interest of P&O Princess Cruises'

shareholders," said Carnival Corporation Chairman and CEO, Micky Arison. "The

proposed combination of Carnival Corporation and P&O Princess Cruises creates a global vacation and leisure company with an enhanced offering of complementary brands and greater geographic reach. We are offering P&O Princess Cruises'

shareholders the opportunity to share in the future successes that we believe the combined management teams will bring to this enlarged group," he explained.



Arison went on to say that Carnival believed that the Royal Caribbean proposal would leave P&O Princess Cruises' shareholders with an investment in a less attractive entity with greater financial risk and on terms which give Royal

Caribbean shareholders a greater proportion of the ownership of the combined group than is merited by its profit contribution to the combined group's net income.


                                     (more)

Carnival has made several approaches to P&O Princess Cruises in the past two years, most recently on September 24, 2001, less than 9 weeks before the proposed merger with Royal Caribbean was announced. "We were quite surprised by the announcement and its terms, particularly the break fee and Southern European

Joint Venture, given that P&O Princess Cruises senior management ignored our approach although they were acutely aware of our ongoing keen interest in entering into discussions," Arison said.



If successful, the proposed transaction is expected to be accretive to Carnival

Corporation's earnings per share in the first full financial year after the combination.*



* THIS STATEMENT SHOULD NOT BE INTERPRETED TO MEAN THAT THE EARNINGS PER

CARNIVAL SHARE FOR THE CURRENT OR FUTURE FINANCIAL YEARS WILL NECESSARILY MATCH

OR EXCEED THE HISTORICAL PUBLISHED EARNINGS PER CARNIVAL SHARE.



On Thursday, Dec. 13, 2001 Carnival Corporation submitted a proposal letter outlining a combination with P&O Princess Cruises to the P&O Princess Cruises'

board. A copy of the proposal letter follows this release. Late today, P&O

Princess Cruises advised Carnival that it was rejecting the proposal. Carnival has therefore decided to communicate the offer directly to P&O Princess Cruises shareholders. The summary of the pre-conditional announcement follows this release; a full copy of the pre-conditional announcement and slides for the analyst presentation is posted on Carnival's website under www.carnivalcorp.com.



The pre-conditional offer is subject to the pre-conditions attached and to certain customary closing conditions and other regulations.



There will be a UK and European analysts' presentation at 9.00 a.m. (GMT)/4.00

a.m.(EST) and a press briefing at 1.00 p.m. on Monday 17 December 2001. The venue for both will be the offices of UBS Warburg, 1 Finsbury Avenue, London,

EC2M 2PP.

There will be a dial-in conference call facility for the 9.00 a.m. (GMT)

analysts' presentation. The number for this facility is +44 (0) 20 8781 0596;

password: Carnival.



There will be a US and European analyst conference call at 3.00 p.m. (GMT) /

10.00 a.m. (EST). The number for this facility is +1 800 553 2165; password:

Carnival





Unless otherwise determined by Carnival and permitted by applicable law and regulation, the Offer will not be made, directly or indirectly, in or into, or by use of the mails of, or by any means or instrumentality (including, without limitation, telephonically or electronically) of interstate or foreign commerce of, or of any facility of a national securities exchange of, nor will it be made in or into Australia, Canada or Japan and the Offer will not be capable of acceptance by any such use, means, instrumentality or facilities. Accordingly, unless otherwise determined by Carnival and permitted by applicable law and regulation, copies of this Announcement and any other documents related to the Offer are not being, and must not be, mailed or otherwise forwarded, distributed or sent in or into Australia, Canada or Japan and persons receiving such documents (including custodians, nominees and trustees) must not distribute or send them in, into or from such jurisdictions.


The availability of the Offer to persons not resident in the United Kingdom may be affected by the laws of the relevant jurisdictions in which they are located. Persons who are not resident in the United Kingdom should inform themselves of, and observe, any applicable requirements.

The Offer will be made in the United States by Carnival. References in this Announcement to the Offer being made by Merrill Lynch or UBS Warburg should be read accordingly.

Merrill Lynch International and UBS Warburg ., a business group of UBS AG, are acting as joint financial advisors and joint corporate brokers exclusively to Carnival and no-one else in connection with the Offer and will not be responsible to anyone other than Carnival for providing the protections afforded to clients respectively of Merrill Lynch International and UBS Warburg as the case may be or for providing advice in relation to the Offer.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this announcement constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Carnival has tried, wherever possible, to identify such statements by using words such as "anticipate," "assume," "believe," "expect," "intend," "plan" and words and terms of similar substance in connection with any discussion of future operating or financial performance. These forward-looking statements, including those which may impact the forecasting of Carnival's net revenue yields, booking levels, price, occupancy or business prospects, involve known and unknown risks, uncertainties and other factors, which may cause Carnival's actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions which may impact levels of disposable income of consumers and the net revenue yields for Carnival's cruise products; consumer demand for cruises and other vacation options; other vacation industry competition; effects on consumer demand of armed conflicts, political instability, terrorism, the availability of air service and adverse media publicity; increases in cruise industry and vacation industry capacity; continued availability of attractive port destinations; changes in tax laws and regulations; Carnival's ability to implement its shipbuilding program and to continue to expand its business outside the North American market; Carnival's ability to attract and retain shipboard crew; changes in foreign currency rates, security expenses, food, fuel, insurance and commodity prices and interest rates; delivery of new ships on schedule and at the contracted prices; weather patterns; unscheduled ship repairs and dry-docking; incidents involving cruise ships; impact of pending or threatened litigation; and changes in laws and regulations applicable to Carnival.

Carnival cautions the reader that these risks may not be exhaustive. Carnival operates in a continually changing business environment, and new risks emerge from time to time. Carnival cannot predict such risks nor can it assess the impact, if any, of such risks on its business or the extent to which any risk, or combination of risks may cause actual results to differ from those projected in any forward-looking statements. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. Carnival undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CARNIVAL PLANS TO FILE A REGISTRATION STATEMENT ON FORM S-4 AND A STATEMENT ON SCHEDULE TO WITH THE US SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE OFFER. THE FORM S-4 WILL CONTAIN A PROSPECTUS AND OTHER DOCUMENTS RELATING TO THE OFFER. CARNIVAL PLANS TO MAIL THE PROSPECTUS CONTAINED IN THE FORM S-4 TO SHAREHOLDERS OF PORT WHEN THE FORM S-4 IS FILED WITH THE SEC. THE FORM S-4, THE PROSPECTUS AND THE SCHEDULE TO WILL CONTAIN IMPORTANT INFORMATION ABOUT CARNIVAL, PORT, THE OFFER AND RELATED MATTERS. INVESTORS AND STOCKHOLDERS SHOULD READ THE FORM S-4, THE PROSPECTUS, THE SCHEDULE TO AND THE OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE OFFER CAREFULLY BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE OFFER. THE FORM S-4, THE PROSPECTUS, THE SCHEDULE TO AND ALL OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE OFFER WILL BE AVAILABLE WHEN FILED FREE OF CHARGE AT THE SEC'S WEB SITE, AT WWW.SEC.GOV. IN ADDITION, THE PROSPECTUS AND ALL OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE OFFER WILL BE MADE AVAILABLE TO INVESTORS FREE OF CHARGE BY WRITING TO TIM GALLAGHER AT CARNIVAL CORPORATION, CARNIVAL PLACE, 3655 N.W. 87 AVENUE, MIAMI, FLORIDA, 33178-2428, US.

IN ADDITION TO THE FORM S-4, PROSPECTUS, THE SCHEDULE TO AND THE OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE OFFER, CARNIVAL IS OBLIGATED TO FILE ANNUAL, QUARTERLY AND SPECIAL REPORTS, PROXY STATEMENTS AND OTHER INFORMATION WITH THE SEC. PERSONS MAY READ AND COPY ANY REPORTS, STATEMENTS AND OTHER INFORMATION FILED WITH THE SEC AT THE SEC'S PUBLIC REFERENCE ROOM AT 450 FIFTH STREET, N.W., WASHINGTON, D.C. 20549. PLEASE CALL THE SEC AT 1-800-SEC-0330 FOR FURTHER INFORMATION ON THE PUBLIC REFERENCE ROOM. FILINGS WITH THE SEC ALSO ARE AVAILABLE TO THE PUBLIC FROM COMMERCIAL DOCUMENT-RETRIEVAL SERVICES AND AT THE WEB SITE MAINTAINED BY THE SEC AT WWW.SEC.GOV.

                      PROPOSAL TO THE BOARD OF P&O PRINCESS

Set out below is the full text of the detailed proposal sent by Carnival to the board of P&O Princess and their advisors on 13 December 2001;

"

                                                       Carnival Corporation
                                                       Carnival Place
                                                       3655 N.W. 87 Avenue
                                                       Miami, Florida 33178-2428
                                                       United States

The Board of Directors
P&O Princess Cruises plc
77 New Oxford Street
London  WC1A 1PP
United Kingdom

                                                                13 December 2001


For the attention of Lord Sterling of Plaistow and Mr Peter Ratcliffe

Dear Sirs

INTRODUCTION
I am writing to set out a proposal by Carnival Corporation ("Carnival") to make an offer for P&O Princess Cruises plc ("P&O Princess") (the "Offer"). We strongly believe that our proposal has a clear strategic rationale and is a compelling investment case for the shareholders of both companies, and is therefore worthy of detailed and serious consideration by you and your advisors.

Our Offer would give P&O Princess shareholders 200p in cash and 0.1361 Carnival Shares for each P&O Princess Ordinary Share. Based on yesterday's closing price of $26.55 per Carnival Share, (1837p, converted at an exchange rate of $1:(pound)0.692), P&O PRINCESS SHAREHOLDERS WILL RECEIVE CONSIDERATION WITH AN AGGREGATE VALUE OF 450P FOR EACH P&O PRINCESS ORDINARY SHARE.

We believe that our proposal delivers substantially more value to P&O Princess shareholders than the proposed dual listed company (the "DLC") transaction with Royal Caribbean Cruises Ltd (the "Royal Caribbean Proposal"). Unlike the Royal Caribbean Proposal, which does not offer a premium to P&O Princess shareholders, our Offer provides P&O Princess shareholders with a significant premium for their shares. Furthermore, our Offer includes a substantial cash element.

As you know, we have had discussions over recent years with P&O Princess and its former parent regarding a possible combination of Carnival and P&O Princess. Most recently, on 24 September 2001, Howard Frank, Vice Chairman and COO of Carnival, called Peter Ratcliffe to say that Carnival wished to pursue a combination of the two groups. We have not received a response to this approach.

Against this background, we were surprised to see the announcement of the Royal Caribbean Proposal, as Carnival has the interest and capability to offer an attractive proposal to your shareholders and had clearly expressed a strong interest in a combination with P&O Princess. We have decided that, in the circumstances, we should write this letter to the board of P&O Princess to seek to ensure that our proposal receives the attention we believe it deserves.

We ask that, prior to 6pm (UK time) on Sunday, 16 December 2001, you respond formally to our request for a recommendation of our Offer. To demonstrate our commitment to progress the Offer as rapidly as possible, my senior colleagues and I are keen to meet with you at your earliest convenience. I shall be contacting Lord Sterling and Peter Ratcliffe by telephone, in order to discuss our proposal with them directly.

THE ROYAL CARIBBEAN PROPOSAL P&O PRINCESS EARNINGS
The proposed transaction between P&O PrincCONTRIBUTIONlPRErSYNERGIES, in our view, disadvantageous to P&O Princess' shareholders, as the terms of the transaction fail to recognize a number of substantive issues:

o P&O Princess shareholders do not receive any premium or cash consideration

o P&O Princess shareholders will own 50.7% of the combined entity but, based on analyst forecasts, P&O Princess is expected to contribute significantly more than this to the combined entity's net income before synergies. P&O Princess' contribution, based on publicly available selected analysts' forecasts where 2003 estimates are available, is as follows:

                                                                   P&O Princess earnings
                                                                 contribution pre synergies
                          DATE                                     2002              2003
         ------------------------------------------------------------------------------------

         SSSB                 29-Nov-01                           64.4%             57.7%
         Bear Stearns         9-Nov-01, 21-Nov-01                 53.0%             57.7%
         MSDW                 21-Nov-01                           59.5%             45.7%
         UBSW                 5-Dec-01                            65.5%             59.6%

         P&O PRINCESS' PROPOSED SHARE OF COMBINED EARNINGS        50.7%             50.7%


o Accordingly, a disproportionate share of the synergy benefits is expected to accrue to Royal Caribbean's shareholders, in the form of earnings enhancement, rather than to P&O Princess' shareholders

o Royal Caribbean is highly geared and currently has a sub-investment grade rating. The terrorist events of September 11 have had a significant negative impact on the cruise industry and such an event could happen again. Given these uncertain times, as well as the significant capital commitments that Royal Caribbean and P&O Princess have made, prudent management practice makes it incumbent that a strong and flexible balance sheet be maintained. P&O Princess' credit rating has already been downgraded in anticipation of the Royal Caribbean Proposal. Despite this, the Royal Caribbean Proposal does not compensate P&O Princess' shareholders for the extra financial risk they would bear if the transaction were to be consummated

o the most senior management position in the combined group has been awarded to the Royal Caribbean Chairman and CEO. P&O Princess' return on capital has been superior to that of Royal Caribbean, which has lagged both Carnival and P&O Princess. P&O Princess and its shareholders should consider whether the decision to appoint Royal Caribbean's Chairman and CEO to the same position in the combined group is in the company's best interests

o the DLC structure in the Royal Caribbean Proposal may constrain P&O Princess' ability to raise capital, make acquisitions and engage in other corporate activity. Furthermore, there can be no assurance that P&O Princess will not trade at a discount to Royal Caribbean after the DLC structure has been implemented.

In summary, we believe the Royal Caribbean Proposal will leave P&O Princess shareholders with an investment in a less attractive entity with greater financial risk and on terms which give Royal Caribbean a greater proportion of the ownership of the combined group than is merited by its contribution to the combined group's net income.

THE "POISON PILLS"
We are particularly concerned that certain details of the Royal Caribbean Proposal, namely the Southern European joint venture (the "Joint Venture") and the $62.5 million break fee (the "Break Fee"), both entered into without shareholder approval, appear to have been constructed as "poison pills", designed to deter or thwart any counterproposal to P&O Princess shareholders.

Carnival has reviewed the publicly available information on the Joint Venture and Break Fee and makes the following observations:

o no substantive commercial reason has been advanced for the immediate need to conclude the Joint Venture agreement, with its associated costs on a change of control, particularly when the Joint Venture itself is not intended to commence cruise operations until 2003. Indeed, we believe the Joint Venture company's aims could be achieved solely through the DLC. The main, if not sole, effect of the Joint Venture is, in our opinion, to make P&O Princess less attractive and less vulnerable to a third party offeror, as it seriously disadvantages P&O Princess if there is a change of control of P&O Princess. This is clearly contrary to the interests of P&O Princess shareholders

o the Break Fee is significantly in excess of the UK market norm. On 19 November 2001, P&O Princess' market capitalization was approximately $3.1 billion and, therefore, the size of the Break Fee greatly exceeds the maximum that would have been permitted under the City Code on Takeovers and Mergers (the "Takeover Code", which is recognized in the UK as best practice) of 1% or approximately $31 million.

WHY CARNIVAL IS THE BEST PARTNER FOR P&O PRINCESS
The board of Carnival firmly believes that Carnival is the best partner for P&O Princess. Set out below are a number of key historic measures that compare the financial and operating performance of Royal Caribbean and Carnival. These data reinforce our belief that Carnival's management team has a stronger track record, clearly focused on enhancing shareholder value, which will be critical in rapidly delivering the synergies a combination should bring.

o Carnival's shareholder returns have consistently outperformed those of Royal Caribbean

         TOTAL SHAREHOLDER RETURNS TO 12 DECEMBER 2001(1)         CARNIVAL            ROYAL
                                                                                  CARIBBEAN
         last 12 months                                                0.2%         (27.9%)
         last 5 years                                                 87.5%           38.3%

         (1) Source: Datastream


o Carnival's operational measures are consistently and significantly better than those of Royal Caribbean

         EBITDA PER AVAILABLE BERTH DAY ($) (1)                    CARNIVAL           ROYAL
                                                                                  CARIBBEAN
         2000                                                            80              64
         1995 - 2000 average                                             81              57

         EBITDA MARGIN (1)                                         CARNIVAL           ROYAL
                                                                                  CARIBBEAN
         2000                                                         33.6%           27.9%
         1995 - 2000 average                                          34.5%           24.8%

         ROIC (1) (2)                                              CARNIVAL           ROYAL
                                                                                  CARIBBEAN
         2000                                                         12.9%            9.0%
         1995 - 2000 average                                          15.0%            9.6%

         (1) Source: Public filings
         (2) ROIC is (taxed EBIT / Average opening and closing total debt plus equity balances)

o Carnival has significantly greater balance sheet strength and flexibility than Royal Caribbean

     NET DEBT AT YEAR END/EBITDA (1)                          CARNIVAL      ROYAL CARIBBEAN
     2000                                                         1.7x                 4.0x
     1995 - 2000 average                                          1.4x                 4.0x

     EBITDA CASH INTEREST EXPENSE (1)                         CARNIVAL      ROYAL CARIBBEAN
     2000                                                        15.4x                 4.0x
     1995 - 2000 average                                         11.6x                 3.7x

     (1) Source: Public filings

     CREDIT RATINGS                                       CARNIVAL (1)   ROYAL CARIBBEAN(2)
                                                      Investment grade       Non-investment
                                                                                      grade
     S&P                                                             A                  BB+
     Outlook                                                  Negative             Negative

     Moody's                                                        A2                  Ba2
     Outlook                                                  Negative               Stable

     (1) Current
     (2)  Prior to the  announcement of the Royal Caribbean Proposal

Based on Carnival's performance as outlined above, we believe that P&O Princess shareholders would be better served through a combination with Carnival than with Royal Caribbean, particularly where such a combination includes a premium valuation of P&O Princess' business.

BENEFITS OF THE PROPOSED COMBINATION OF CARNIVAL AND P&O PRINCESS We believe that a combination of Carnival and P&O Princess has a strong strategic rationale and represents a compelling investment case that, particularly in the current economic climate, would be well received by the shareholders of both our companies.

We believe that this proposed combination:

o generates significant synergies to the benefit of both shareholders and customers. These savings are expected to come from leveraging the best practice of the two best management teams in the industry to achieve efficiencies from, inter alia, purchasing, marketing and information systems, and also from rationalizing support operations in locations served by both companies. We hope to identify substantial additional benefits when we are provided with access to P&O Princess' detailed financial and operational data

o benefits from the financial flexibility of the combined group's strong balance sheet and cash flow. We believe that the terms of the Offer would ensure that the proposed combination of Carnival and P&O Princess would retain a strong financial position with an investment grade rating

o creates a broader and more complementary portfolio of brands operating in the US and Europe, thereby enhancing the combined group's ability to attract more customers away from land-based vacations to cruise vacations, and creates a wider range of vacation choices for our combined customer base

CARNIVAL'S PROPOSAL

OFFER STRUCTURE

CARNIVAL IS PREPARED TO MAKE THE OFFER ON THE FOLLOWING BASIS:

        FOR EACH P&O PRINCESS SHARE      200P IN CASH AND 0.1361 CARNIVAL SHARES

On the basis of a Carnival Share price of $26.55 (being the price at the close of business yesterday), and an exchange rate of $1:(pound)0.692, the Offer values each P&O Princess Ordinary Share at 450p (equivalent to $26.01 per ADR) (consisting of 200p in cash and 250p in Carnival Shares) and values the entire existing ordinary share capital of P&O Princess at approximately (pound)3.1 billion. This represents:

o a premium of 42.0% to the closing middle market price of 317p per P&O Princess Ordinary Share on 19 November 2001, the last business day prior to the announcement of the Royal Caribbean Proposal

o a premium of 22.6% to the closing middle market price of 367p per P&O Princess Ordinary Share on 12 December 2001, the last business day prior to this letter

o a premium of 13.4% to the highest closing middle market price of 397p per P&O Princess Ordinary Share at which P&O Princess has traded since its demerger.

It is Carnival's intention that the cash element of the Offer be provided under a mix and match structure such that shareholders have an element of choice to take shares or cash.

Carnival intends to seek a listing for its shares on the London Stock Exchange to facilitate and encourage the continuing participation by P&O Princess' shareholders in the combined group.

It is intended that the cash consideration for the Offer amounting to $2.0 billion be financed through existing resources of Carnival and new facilities. Currently Carnival has cash and undrawn facilities totalling approximately $2.4 billion.

POTENTIAL FOR INCREASED CONSIDERATION
If P&O Princess is able to reduce or eliminate the costs to Carnival of the poison pills, Carnival is prepared to increase the value of the Offer.

ALTERNATIVE TRANSACTION STRUCTURES
Carnival is prepared to discuss alternative transaction structures with P&O Princess including, inter alia, a dual listed company. In such a scenario, Carnival envisages that the economic interests of each party under such a structure would reflect the valuation of P&O Princess as set out in the proposal above. Such a structure would enable P&O Princess to retain all of perceived benefits of the proposed DLC structure with Royal Caribbean whilst allowing P&O Princess shareholders to benefit from our premium economic proposal and stronger financial position.

OUTSTANDING ISSUES

Before proceeding with the Offer, we would require the following issues to be resolved:

         (i) Carnival having received all information which was provided by P&O Princess to Royal Caribbean in connection with the Royal Caribbean Proposal, as would be supplied if Rule 20.2 of the Takeover Code had applied

         (ii) the board of P&O Princess either not convening the EGM for the approval of the Royal Caribbean Proposal, or, if it is under an obligation to convene such meeting, recommending that shareholders vote against the Royal Caribbean Proposal



         (iii) appropriate regulatory clearances being obtained in a form satisfactory to Carnival (see below)

         (iv) Carnival being satisfied that the cost to P&O Princess of terminating the Joint Venture in the event of the Offer becoming wholly unconditional will not be in excess of $200 million

         (v) The board of P&O Princess undertaking that in the period from the date of this letter until the Offer becomes wholly unconditional, P&O Princess will not declare or pay dividends in excess of 3 US cents per P&O Princess Ordinary Share each quarter

         (vi) Carnival having arranged funding for the Offer on terms satisfactory to it.

We would envisage that items (i), (ii), (iv) and (v) would be resolved prior to announcing the Offer. Carnival is willing to secure the relevant funding prior to announcement if it is necessary to secure the Board's recommendation. On this basis, the making of the Offer would be subject only to regulatory approval.

REGULATORY APPROVALS
Our proposal is subject to clearance from the relevant antitrust authorities, in particular those in the EU and US. We have examined the requirements for approval and have received advice from our external antitrust advisors that the likelihood of Carnival receiving a favorable outcome is no less than that of the Royal Caribbean Proposal.

o We believe, as Royal Caribbean and P&O Princess have stated, that we compete in a broad vacation market rather than simply a cruise market. Carnival and Royal Caribbean are similarly situated in that market. Both companies undertake substantial efforts to attract consumers from other vacation options. That analysis should result in a view that there are no significant antitrust issues for either transaction

o in Europe, our proposal would be subject to the centralized EU merger control process, rather than the independent review of certain EU member states as we understand is the case for the Royal Caribbean Proposal. We believe that Carnival's antitrust process would be completed within a similar timeframe to that of the Royal Caribbean Proposal, and would not face greater regulatory hurdles than the Royal Caribbean Proposal

o in the US, our proposal would be subject to the Hart-Scott-Rodino process, which will not differ significantly in timing or substantive issues from the FTC review of the Royal Caribbean Proposal. In fact, Royal Caribbean and Carnival's comparable brands are very similar in size and scope, as shown below:

     CARNIVAL BRANDS            BERTHS        ROYAL CARIBBEAN BRANDS          BERTHS

     Carnival Cruise Lines      33,246        Royal Caribbean Intl            33,046
     HAL                        13,348        Celebrity Cruises               14,332
                                ------                                        ------
                                46,594                                        47,378

As a result, whilst we believe that there should be no significant antitrust issues in the US, if there were to be such issues, they would be substantially the same for both the Royal Caribbean and Carnival proposals.

BOARD, MANAGEMENT AND EMPLOYEES
The combination of Carnival and P&O Princess will offer P&O Princess employees exciting career prospects for the future. P&O Princess' management and employees will benefit under our proposal from a larger operating platform and a business of greater international size and scope.

Carnival operates its various cruise businesses on a decentralized basis, whilst optimizing the cost base through shared services. We envisage extending this approach to the businesses of P&O Princess.

We are prepared to offer members of P&O Princess' senior executive management important and influential positions in the enlarged group, including as appropriate, at Carnival board level.

OTHER MATTERS
Neither our interest in P&O Princess nor the contents of this letter may be disclosed by P&O Princess to any person, other than your professional advisors, without our prior written consent. Carnival reserves the right to terminate discussions immediately and without any obligation on its part whatsoever.

This letter is intended only to convey Carnival's interest in a possible transaction with P&O Princess. For the avoidance of doubt, this letter should not be construed in any regard as constituting an offer, evincing an intention to make an offer or otherwise giving rise to legal relations and in particular, does not constitute a firm intention to make an offer for the purposes of Rule
2.2 of the Takeover Code.

We should like to reiterate our strong interest in acquiring P&O Princess and our ability to move speedily to an announcement. We believe that our proposal is significantly more attractive to P&O Princess and its shareholders than the Royal Caribbean Proposal. We look forward to your response to this letter which in any event should be received prior to 6pm (UK time) on Sunday, 16 December 2001.

Yours sincerely





M. Arison
Chairman and CEO"



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NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN OR INTO AUSTRALIA, CANADA OR
JAPAN

                        CARNIVAL CORPORATION ("CARNIVAL")
        -----------------------------------------------------------------
                       PRE-CONDITIONAL OFFER TO BE MADE BY
                          MERRILL LYNCH AND UBS WARBURG
                  FOR P&O PRINCESS CRUISES PLC ("P&O PRINCESS")

SUMMARY

o The board of Carnival today announces the terms of a pre-conditional offer to acquire the whole of the issued and to be issued share capital of P&O Princess.

o The Offer comprises 200 pence in cash and 0.1361 Carnival Shares for each P&O Princess Share with a Mix and Match Election, as described below.

o Based on the New York Stock Exchange closing price of a Carnival Share of $27.30 on 14 December 2001, the last business day prior to the date of this Announcement, and an exchange rate of $1:(pound)0.689, the Offer values each P&O Princess Share at 456 pence and the entire existing share capital of P&O Princess at approximately (pound)3.2 billion.

o    The Offer represents:
     - a premium of 44 per cent. to the closing middle market price of 317 pence per P&O Princess Share on 19 November 2001, the last business day prior to the announcement of the Royal Caribbean Proposal; and
     - a premium of 27 per cent. to the closing middle market price of 360 pence per P&O Princess Share on 14 December 2001, the last business day prior to the date of this Announcement.

o If, before the first closing date of the Offer, the board of P&O Princess is able to achieve a reduction in the cost of the Break Fee and of exiting the Joint Venture, then Carnival will be prepared to share the savings, net of costs, with P&O Princess Shareholders.

o The combination of Carnival and P&O Princess will create a global vacation and leisure company with a strong and flexible financial position. Carnival believes that the Offer is significantly more attractive to P&O Princess Shareholders than the Royal Caribbean Proposal.

o Carnival has the strongest operating and financial record among the listed cruise companies and believes that the adoption of best practice from the two management teams will generate significant benefits for customers and shareholders.

o The acquisition of P&O Princess is expected to be earnings enhancing for Carnival in the first full financial year of ownership.*

* THIS STATEMENT SHOULD NOT BE INTERPRETED TO MEAN THAT THE EARNINGS PER CARNIVAL SHARE FOR THE CURRENT OR FUTURE FINANCIAL YEARS WILL NECESSARILY MATCH OR EXCEED THE HISTORICAL PUBLISHED EARNINGS PER CARNIVAL SHARE.

o Carnival has had a number of discussions over recent years with P&O Princess and its former parent, P&O, regarding a possible combination of Carnival and P&O Princess. On 24 September 2001, only eight weeks prior to the announcement of the Royal Caribbean Proposal, Carnival contacted P&O Princess proposing a combination, but has received no response to this approach.

o HAVING CONSIDERED ITS OPTIONS FOLLOWING THE ANNOUNCEMENT OF THE ROYAL CARIBBEAN PROPOSAL ON 20 NOVEMBER 2001, CARNIVAL SUBMITTED A DETAILED PROPOSAL REGARDING AN OFFER FOR P&O PRINCESS TO THE BOARD OF P&O PRINCESS ON THURSDAY, 13 DECEMBER 2001. THE PROPOSAL INCLUDED A REQUEST THAT A RECOMMENDATION BE FORTHCOMING FROM THE BOARD OF P&O PRINCESS FOR THE OFFER. A COPY OF THIS PROPOSAL IS SET OUT AS APPENDIX V.

o As of the publication of this Announcement, neither P&O Princess nor its advisors have entered into any discussion with Carnival or its advisors regarding the proposal. The board of P&O Princess has, however, today written to Carnival rejecting the Offer, stating a belief that the Offer is not as favourable financially to the P&O Princess Shareholders and would face greater execution risk than the Royal Caribbean Proposal.

o The posting of the Offer Document is pre-conditional, INTER ALIA, on the board of P&O Princess either not convening the EGM for the approval of the Royal Caribbean Proposal, or, if it is under an obligation to convene such meeting, recommending that shareholders vote against the Royal Caribbean Proposal.

o The posting of the Offer Document is also pre-conditional on certain regulatory clearances being obtained. Given the probable regulatory timetable, the posting of the Offer Document is also pre-conditional on financing to avoid incurring unnecessary expense. Carnival currently has cash and existing facilities of approximately $2.4 billion.

o CARNIVAL WILL NOT PROCEED WITH THE OFFER IF THE P&O PRINCESS SHAREHOLDERS APPROVE THE ROYAL CARIBBEAN PROPOSAL.

REASONS FOR THE OFFER

BENEFITS OF THE PROPOSED COMBINATION OF CARNIVAL AND P&O PRINCESS

o A combination of Carnival and P&O Princess creates a global vacation and leisure company with a broader, more diverse and more complementary portfolio of brands, creating a wider range of vacation choices for its customers. Operating in the US and Europe, the combined group will have an enhanced ability to attract customers from land-based vacations to cruise vacations.

o Carnival expects that the proposed combination will generate significant synergies to the benefit of both shareholders and customers. These savings are expected to come by sharing the best practices of the two management teams to achieve efficiencies from, INTER ALIA, purchasing, marketing and information systems, and also from rationalising support operations in locations served by both companies.

o The Enlarged Carnival Group will benefit from the financial flexibility of the combined group's strong balance sheet and cash flow. Carnival believes that the terms of the Offer will ensure that the proposed combination of Carnival and P&O Princess would retain a strong financial position with an investment grade credit rating.

o Carnival believes that P&O Princess Shareholders would be better served through a combination with Carnival than with Royal Caribbean. The greater strength of Carnival's management team is evidenced by a comparison of the financial and operating performance of Royal Caribbean and Carnival:

     - Carnival shareholder returns have consistently outperformed those of Royal Caribbean;
     - Carnival's operational measures are consistently and significantly better than those of Royal Caribbean; and
     - Carnival has significantly greater balance sheet strength and flexibility than Royal Caribbean.

o Carnival believes that its Offer bears no greater regulatory risk than the Royal Caribbean Proposal. Carnival believes, as Royal Caribbean and P&O Princess have already stated, that cruise operators compete in a broad vacation market, rather than simply a cruise market and, accordingly, both companies undertake substantial efforts to attract consumers from other vacation options. Carnival believes that Carnival and Royal Caribbean are similarly situated within the wider vacation market based on all meaningful comparators. Carnival has examined the requirements for approval and has received advice from its external antitrust advisors that the likelihood of Carnival achieving a favourable regulatory outcome in the EU and US is no less than that of the Royal Caribbean Proposal.


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THE ROYAL CARIBBEAN PROPOSAL IS DISADVANTAGEOUS TO P&O PRINCESS SHAREHOLDERS

o Under the Royal Caribbean Proposal P&O Princess Shareholders do not receive any premium or cash consideration.

o Under the Royal Caribbean Proposal P&O Princess Shareholders will own 50.7 per cent. of the combined entity but, based on selected analysts' forecasts, P&O Princess is expected to contribute significantly more than this proportion to the combined entity's net income before synergies. Accordingly, a disproportionate share of the earnings, as well as the synergy benefits, is expected to accrue to Royal Caribbean Shareholders rather than to P&O Princess Shareholders.

o Royal Caribbean is highly geared and currently has a sub-investment grade credit rating. Given the uncertain economic environment, as well as the significant capital commitments that Royal Caribbean and P&O Princess have made, Carnival believes that a strong and flexible balance sheet is essential. P&O Princess's credit rating has already been downgraded in anticipation of the Royal Caribbean Proposal. Carnival believes that the Royal Caribbean Proposal does not compensate P&O Princess Shareholders for the extra financial risk P&O Princess would bear if the transaction were consummated.

o The most senior management position in the combined group has been awarded to the Royal Caribbean Chairman and CEO. However, P&O Princess's operational and financial performance has been superior to that of Royal Caribbean, which has lagged both Carnival and P&O Princess. Carnival believes that P&O Princess Shareholders should consider whether the decision to appoint Royal Caribbean's Chairman and CEO to the most senior position in the combined group is in their best interests.

o Carnival believes that the complex DLC structure in the Royal Caribbean Proposal may constrain P&O Princess's ability to raise capital, make acquisitions and engage in other corporate activity. Furthermore, there can be no assurance that P&O Princess will not trade at a discount to Royal Caribbean after the Royal Caribbean Proposal has been implemented.

o Carnival firmly believes that the Joint Venture and the Break Fee, both entered into without shareholder approval, have the effect of depriving P&O Princess Shareholders of the full value of their shares. Both agreements deviate from permitted norms in public UK takeovers and mergers. Carnival would have been able to offer a higher price to P&O Princess Shareholders had these "poison pills" not been put in place.

GENERAL

MICKY ARISON, THE CHAIRMAN AND CHIEF EXECUTIVE OF CARNIVAL, SAID:

"WE BELIEVE OUR PROPOSAL IS CLEARLY MORE FAVOURABLE TO P&O PRINCESS SHAREHOLDERS THAN THE ROYAL CARIBBEAN DEAL. WE ARE OFFERING A SUBSTANTIAL PREMIUM AND WE ARE A MUCH STRONGER PARTNER FOR P&O PRINCESS, BOTH FINANCIALLY AND OPERATIONALLY."

There will be a UK and European analysts' presentation at 9.00 a.m. (GMT) and a press briefing at 1.00 p.m. on Monday 17 December 2001. The venue for both will be the offices of UBS Warburg, 1 Finsbury Avenue, London, EC2M 2PP.

There will be a dial-in conference call facility for the 9.00 a.m. (GMT) analysts' presentation. The number for this facility is +44 (0) 20 8781 0596; password: Carnival.

There will be a US and European analyst conference call at 3.00 p.m. (GMT) /
10.00 a.m. (EST). The number for this facility is +1 800 553 2165; password:
Carnival

The presentation slides will also be available on the internet at the following address: www.carnivalcorp.com.


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THIS SUMMARY SHOULD BE READ IN CONJUNCTION WITH THE FULL TEXT OF THIS
ANNOUNCEMENT WHICH INCLUDES CARNIVAL'S DETAILED PROPOSAL TO THE BOARD OF P&O PRINCESS (APPENDIX V).

ENQUIRIES:

CARNIVAL                                 Telephone: +44 20 7567 4861
Micky Arison
Howard Frank

CARNIVAL (US CONTACT)                    Telephone: +1 305 599 2600, Ext: 16000
Tim Gallagher
Jennifer de la Cruz

MERRILL LYNCH                            Telephone: +44 20 7628 1000
Philip Yates
James Agnew
Stuart Faulkner

UBS WARBURG                              Telephone: +44 20 7567 8000
Tom Cooper
Alistair Defriez
Philip Ellick

FINANCIAL DYNAMICS                       Telephone: +44 20 7831 3113
Nic Bennett
Scott Fulton

Unless otherwise determined by Carnival and permitted by applicable law and regulation, the Offer will not be made, directly or indirectly, in or into, or by use of the mails of, or by any means or instrumentality (including, without limitation, telephonically or electronically) of interstate or foreign commerce of, or of any facility of a national securities exchange of, nor will it be made in or into Australia, Canada or Japan and the Offer will not be capable of acceptance by any such use, means, instrumentality or facilities. Accordingly, unless otherwise determined by Carnival and permitted by applicable law and regulation, copies of this Announcement and any other documents related to the Offer are not being, and must not be, mailed or otherwise forwarded, distributed or sent in or into Australia, Canada or Japan and persons receiving such documents (including custodians, nominees and trustees) must not distribute or send them in, into or from such jurisdictions.

The availability of the Offer to persons not resident in the United Kingdom may be affected by the laws of the relevant jurisdictions in which they are located. Persons who are not resident in the United Kingdom should inform themselves of, and observe, any applicable requirements.

The Offer will be made in the United States by Carnival. References in this Announcement to the Offer being made by Merrill Lynch or UBS Warburg should be read accordingly.

Merrill Lynch International and UBS Warburg Ltd., a subsidiary of UBS AG, are acting as joint financial advisors and joint corporate brokers exclusively to Carnival and no-one else in connection with the Offer and will not be responsible to anyone other than Carnival for providing the protections afforded to clients respectively of Merrill Lynch International and UBS Warburg Ltd. as the case may be or for providing advice in relation to the Offer.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this announcement constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Carnival has tried, wherever possible, to identify such statements by using words such as "anticipate," "assume," "believe," "expect," "intend," "plan" and words and terms of similar substance in connection with any discussion of future operating or financial performance. These forward-looking statements, including those which may impact the forecasting of Carnival's net revenue yields, booking levels, price, occupancy or business prospects, involve known and unknown risks, uncertainties and other factors, which may cause Carnival's actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions which may impact levels of disposable income of consumers and the net revenue yields for Carnival's cruise products; consumer demand for cruises and other vacation options; other vacation industry competition; effects on consumer demand of armed conflicts, political instability, terrorism, the availability of air service and adverse media publicity; increases in cruise industry and vacation industry capacity; continued availability of attractive port destinations; changes in tax laws and regulations; Carnival's ability to implement its shipbuilding program and to continue to expand its business outside the North American market; Carnival's ability to attract and retain shipboard crew; changes in foreign currency rates, security expenses, food, fuel, insurance and commodity prices and interest rates; delivery of new ships on schedule and at the contracted prices; weather patterns; unscheduled ship repairs and dry-docking; incidents involving cruise ships; impact of pending or threatened litigation; and changes in laws and regulations applicable to Carnival.

Carnival cautions the reader that these risks may not be exhaustive. Carnival operates in a continually changing business environment, and new risks emerge from time to time. Carnival cannot predict such risks nor can it assess the impact, if any, of such risks on its business or the extent to which any risk, or combination of risks may cause actual results to differ from those projected in any forward-looking statements. Accordingly, forward-


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looking statements should not be relied upon as a prediction of actual results.
Carnival undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CARNIVAL PLANS TO FILE A REGISTRATION STATEMENT ON FORM S-4 AND A STATEMENT ON SCHEDULE TO WITH THE US SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE OFFER. THE FORM S-4 WILL CONTAIN A PROSPECTUS AND OTHER DOCUMENTS RELATING TO THE OFFER. CARNIVAL PLANS TO MAIL THE PROSPECTUS CONTAINED IN THE FORM S-4 TO SHAREHOLDERS OF PORT WHEN THE FORM S-4 IS FILED WITH THE SEC. THE FORM S-4, THE PROSPECTUS AND THE SCHEDULE TO WILL CONTAIN IMPORTANT INFORMATION ABOUT CARNIVAL, PORT, THE OFFER AND RELATED MATTERS. INVESTORS AND STOCKHOLDERS SHOULD READ THE FORM S-4, THE PROSPECTUS, THE SCHEDULE TO AND THE OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE OFFER CAREFULLY BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE OFFER. THE FORM S-4, THE PROSPECTUS, THE SCHEDULE TO AND ALL OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE OFFER WILL BE AVAILABLE WHEN FILED FREE OF CHARGE AT THE SEC'S WEB SITE, AT WWW.SEC.GOV. IN ADDITION, THE PROSPECTUS AND ALL OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE OFFER WILL BE MADE AVAILABLE TO INVESTORS FREE OF CHARGE BY WRITING TO TIM GALLAGHER AT CARNIVAL CORPORATION, CARNIVAL PLACE, 3655 N.W. 87 AVENUE, MIAMI, FLORIDA, 33178-2428, US.

IN ADDITION TO THE FORM S-4, PROSPECTUS, THE SCHEDULE TO AND THE OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE OFFER, CARNIVAL IS OBLIGATED TO FILE ANNUAL, QUARTERLY AND SPECIAL REPORTS, PROXY STATEMENTS AND OTHER INFORMATION WITH THE SEC. PERSONS MAY READ AND COPY ANY REPORTS, STATEMENTS AND OTHER INFORMATION FILED WITH THE SEC AT THE SEC'S PUBLIC REFERENCE ROOM AT 450 FIFTH STREET, N.W., WASHINGTON, D.C. 20549. PLEASE CALL THE SEC AT 1-800-SEC-0330 FOR FURTHER INFORMATION ON THE PUBLIC REFERENCE ROOM. FILINGS WITH THE SEC ALSO ARE AVAILABLE TO THE PUBLIC FROM COMMERCIAL DOCUMENT-RETRIEVAL SERVICES AND AT THE WEB SITE MAINTAINED BY THE SEC AT WWW.SEC.GOV.






                                       17
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                                       19
                           PRE-CONDITIONS OF THE OFFER

The making of the Offer by the posting of the Offer Document and related Form of Acceptance will take place following the satisfaction, or to the extent permitted, waiver by Carnival, of the following Pre-conditions:

1. insofar as the proposed acquisition of P&O Princess by Carnival constitutes a concentration with a Community dimension within the scope of Council Regulation (EEC) 4064/89 (as amended) (the "Merger Regulation"):

         (i) the European Commission shall have made (or be deemed to have made) a decision, in terms satisfactory to Carnival, not to initiate proceedings under Article 6(1)(c) of the Merger Regulation; or

         (ii) if such proceedings are initiated, the European Commission shall have made (or be deemed to have made) a declaration or issued a decision, in terms satisfactory to Carnival, that the concentration (or such part of the concentration as has not been referred to a competent authority as described in paragraph 2 below) is compatible with the common market, any conditions attached to the Commission's declaration or decision being in form and substance satisfactory to Carnival;

2. if the European Commission has made a referral to a competent authority under Article 9(1) of the Merger Regulation in connection with the proposed acquisition of P&O Princess by Carnival, such competent authority shall have issued such decision, finding or declaration, in terms satisfactory to Carnival, as is necessary to approve the proposed acquisition and permit the closing of the proposed acquisition to occur without any breach of applicable law;

3. the expiration or early termination of all waiting periods, if any, applicable to the contemplated transaction under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, 15 U.S.C.ss.18a;

4. at the time that the Pre-conditions in paragraphs 1, 2 and 3 above are satisfied or waived, there being in existence no:

         (i) pending or threatened action or other proceeding before any court of appropriate jurisdiction or governmental agency seeking to restrain, enjoin, prohibit or otherwise prevent the consummation of the contemplated transaction or seeking to obtain damages or other relief in connection with this transaction which would have a material adverse effect on either Carnival or P&O Princess; or

         (ii) preliminary or permanent injunction or other order, decree, or ruling issued by a court of appropriate jurisdiction, which restrains, enjoins, prohibits, or otherwise makes illegal the consummation of the contemplated transaction;

5. at the time that the Pre-conditions in paragraphs 1, 2 and 3 above are satisfied or waived, Carnival being satisfied that the cost to P&O Princess of terminating the Joint Venture in the event of the Offer becoming wholly unconditional will not be in excess of $200 million;




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6.       Carnival having received all information which was provided by P&O
         Princess to Royal Caribbean in connection with the Royal Caribbean Proposal, as would be supplied if Rule 20.2 of the Takeover Code had applied;

7. the board of P&O Princess either not convening the EGM for the approval of the Royal Caribbean Proposal, or, if it is under an obligation to convene such meeting, recommending that shareholders vote against the Royal Caribbean Proposal;

8. the P&O Princess Shareholders not having passed the resolutions required to approve the Royal Caribbean Proposal;

9. financing of the cash element of the Offer being arranged on terms satisfactory to Carnival by no later than 21 days after the announcement that the regulatory pre-conditions (Pre-conditions 1, 2, 3 and 4) have been satisfied or waived.

The Offer will not be made unless all the Pre-conditions other than Pre-condition 9 have been satisfied or waived by no later than 15 October 2002, or such later date as Carnival may, with the approval of the Panel, determine.

Carnival shall be entitled to waive all and any of the above Pre-conditions other than Pre-conditions 8 and 9 above.





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